UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2008

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 20, 2007, NewReal, Inc., the general partner (the “General Partner”) of New England Realty Associates Limited Partnership (the “Partnership”), authorized an equity repurchase program (“Repurchase Program”) under which the Partnership was permitted to purchase, over a period of twelve months, up to 100,000 Depositary Receipts.  On January 15, 2008, the General Partner authorized an increase in the total number of Depositary Receipts that could be repurchased pursuant to the Repurchase Program from 100,000 to 200,000.  On January 31, 2008, the General Partner further increased the total number of Depositary Receipts that could be repurchased pursuant to the Repurchase Program from 200,000 to 300,000. Under the Repurchase Program, the Partnership may repurchase Depositary Receipts from time to time in open market transactions at prevailing prices or through privately negotiated transactions.  The timing and amount of repurchases under the Repurchase Program, if any, will depend on market conditions, the trading price of depositary receipts, trading volume and other factors.  To date, 199,018 Depositary Receipts have been repurchased by the Partnership.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1                                                                           Press Release of New England Realty Associated Limited Partnership dated January  31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED
PARTNERSHIP

By: NewReal, Inc., its General Partner

By: /s/ Ronald Brown

Date January 31, 2008	Ronald Brown, its President

EXHIBIT INDEX

Exhibit No.	Description

99.1                                                                           Press Release of New England Realty Associated Limited Partnership dated January  31, 2008.